UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): March 7, 2022

VISION HYDROGEN CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-55802	47-4823945
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

95 Christopher Columbus Drive, 16th Floor, Jersey City, NJ 07302

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (551) 298-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Vision Hydrogen Corporation is referred to herein as “we”, “our, or “us”.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 7, 2022, we, through our wholly owned subsidiary, entered into a services agreement (the “Services Agreement”) with Volt Energy B.V., a shareholder of 8.3% of our outstanding common stock controlled by our Co-Chief Executive Officer and director Andre Jurres, pursuant to which we agreed to pay Mr. Jurres’ entity €225,000 or equivalent to $244,125 per year with a discretionary annual bonus of up to €112,500 or equivalent to $122,063. The Services Agreement is effective as of December 1, 2021 and expires February 28, 2023 with an option for renewal upon mutual agreement.

The foregoing summary of the Services Agreement is qualified in its entirety by the full text of such document filed as an exhibit to this report, and incorporated herein by reference.

Exhibit No.	Description
10.1	Services Agreement dated March 7, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

2/3

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VISION HYDROGEN CORPORATION

Date: March 8, 2022	By:	/s/ Matthew Hidalgo
Matthew Hidalgo
Chief Financial Officer

3/3